Exhibit 1

Oi S.A. – In Judicial Reorganization

Corporate Taxpayer Registry (CNPJ) 76.535.764/0001-43

Board of Trade (NIRE) No. 33.3.0029520-8

Publicly-Held Company

MATERIAL FACT

Oi S.A. – In Judicial Reorganization (“Oi” or the “Company”), in compliance with Article 157, paragraph 4, of Law No. 6,404/76, pursuant to CVM Instructions Nos. 358/02 and 480/09, and in addition to the Notices to the Market dated December 3, 2018 and January 14, 2019, informs its shareholders and the market in general that it announced its strategic plan on this date, pursuing strategic alternatives for the future, with a focus on the improvement of operational and financial performance with a sustainable business model, for the purpose of maximizing enterprise value, in the context of the judicial reorganization process.

In accordance with the best corporate governance practices, Oi stresses that the aforementioned plan contemplates projections and estimates (guidance) of the following indicators, based on reasonable assumptions, which are subject to various factors, many of which are not nor will be under the control of the Company:

The presentation about the approved strategic plan, as well as the assumptions that supported the preparation of such projections and estimates, is available for download on the Company’s website (www.oi.com.br/ri) and on the Empresas.NET System of the CVM (www.cvm.gov.br), as well as the website of B3 S.A. - Brasil, Bolsa, Balcão (www.bmfbovespa.com.br). The Company has also furnished an English translation of the presentation to the U.S. Securities and Exchange Commission under cover of Form 6-K.

The Company will keep its shareholders and the market informed of any development of the subject matter of this Material Fact.

Rio de Janeiro, July 16, 2019.

 Oi S.A. – In Judicial Reorganization

Carlos Augusto Machado Pereira de Almeida Brandão

Chief Financial Officer and Investor Relations Officer

Special Note Regarding Forward-Looking Statements

This Material Fact contains forward-looking statements. Statements other than historical facts, including statements of the Company’s beliefs and expectations, business strategies, future synergies, cost savings, future costs and future liquidity, are forward-looking statements.. The words “will”, “must”, “should”, “could”, “anticipates”, “intends”, “believes”, “estimates”, “expects”, “predicts”, “plans”, “targets”, “objective”, “projects”, “forecasts” and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. There is no guarantee that the expected events, tendencies or expected results will actually occur. Such statements reflect the current view of the Company’s management and are subject to various risks and uncertainties. These statements are based on several assumptions and factors, including general economic and market conditions, industry conditions, corporate approvals, operating factors and other factors. Any changes in such assumptions or factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to the Company or its affiliates, or people acting on their behalf, are expressly qualified in their entirety by the cautionary notices set forth in this paragraph. No undue reliance should be placed on these statements. Forward-looking statements speak only as of the date on which they were made. Except as otherwise required by federal securities laws of Brazil or of the U.S., or by the rules and regulations of the CVM, the SEC, or applicable regulatory authorities of other countries, the Company and its affiliates do not have any intention or obligation to update or publicly announce the results of any revisions to any of its forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting forward-looking statements. However, it is advisable to consult other disclosures made by the Company on matters related to reports and communications filed by the Company within the CVM and the SEC.

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